Exhibit 10.8

RACKSPACE HOSTING, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(Effective             , 2008)

i

TABLE OF CONTENTS

(Continued)

ii

RACKSPACE HOSTING, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

Rackspace Hosting, Inc. hereby establishes the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan (the “Plan”), in order to provide eligible employees of the Company with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means Rackspace Hosting, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two (2) years), (2) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of leave exceeds ninety (90) days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the ninety-first (91st) day of such leave. Until and unless determined otherwise by the Committee, Eligible Employees shall exclude each Employee (other than as excluded by subsection (a) of this Section 2.8) who is customarily employed by the Company and/or a Subsidiary to work less than or equal to twenty (20) hours per week or five (5) months per calendar year.

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan or have been designated by the Board or the Committee in writing as an Employer for purposes of participation in the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary, as the case may be, that directly employs the Participant.

2.11 “Enrollment Date” means such dates as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15 “Purchase Date” means such dates on which each outstanding option granted under the Plan shall be exercised (except in such instance in which the Plan has been terminated), as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, which, unless and until the Committee decides otherwise, shall be the last Trading Date of each Purchase Period.

2.16 “Purchase Period” means the period beginning on such date as may be determined by the Committee, in its discretion and on a uniform and nondiscriminatory basis, and ending on a Purchase Date, which, unless and until the Committee decides otherwise, shall be the approximately six (6) month period commencing after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period following an Enrollment Date will commence on the Enrollment Date and end with the next Purchase Date.

2.17 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.18 “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available. Subject to adjustment upon changes in capitalization of the Company as provided in Section 3.2 below, the maximum number of shares of Common Stock, which will be made available for issuance under the Plan will be five hundred thousand (500,000) shares, plus an annual increase to be added on the first day of each Fiscal Year beginning with the 2009 Fiscal Year, equal to the least of (i) one million (1,000,000) shares of Common Stock, (ii) one-half of one percent (.5%) of the outstanding shares of Common Stock on such date, or (iii) an amount determined by the Board.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall proportionately adjust the number, kind and purchase price of the shares available for purchase under the Plan, the per person share number limits on purchases, the purchase price and number of shares subject to any option under the Plan which has not yet been exercised, and the numerical limits of Sections 3.1 and 5.3.

SECTION 4

ENROLLMENT

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time, in its discretion and on a nondiscriminatory basis, and which may be in electronic form. Any Participant whose option expires and who has not withdrawn from the Plan shall be automatically re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding and Contribution. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time (which may be in electronic form), a Participant may elect to have withholding equal to, or otherwise contribute, a whole percentage from one percent (1%) to five percent (5%) (or such greater or lesser percentage or dollar amount that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date. If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency, subject to such uniform and nondiscriminatory rules as the Committee in its discretion may specify. A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election (which may be in electronic form) in accordance with, and if and to the extent permitted by, procedures established by the Committee from time to time, which may, if permitted by the Committee, include a decrease to zero percent (0%); provided, however, that unless determined otherwise by the Committee, a decrease to zero percent (0%) shall be deemed a withdrawal from the Plan. A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan shall be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a Participant’s payroll deductions to zero percent (0%) at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such Participant’s enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 7 of the Plan.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within twenty-seven (27) months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason.

5.3 Number of Shares Subject to Option. The maximum number of shares available for purchase by each Participant under the option or on any given Purchase Date shall be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. Unless and until otherwise determined by the Committee, a Participant may not purchase more than one thousand (1,000) shares (subject to adjustment in accordance with Section 3.2) on any given Purchase Date. Notwithstanding any contrary provision of the Plan, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option shall be accomplished only in accordance with Section 6.1;

(c) the price per share under the option shall be determined as provided in Section 6.1, subject to adjustment pursuant to Section 3.2; and

(d) the option in all respects shall be subject to such other terms and conditions, applied on a uniform and nondiscriminatory basis, as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option. Subject to Section 6.2 and the limits established under Section 5.3, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased or that exceed the $25,000 cap described in Section 5.3 above, shall be refunded to the Participant without interest (except as otherwise required under local laws). The price per share, and the date for determining the price per share, of the shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on an Enrollment Date, which, unless and until the Committee determines otherwise, shall be ninety-five percent (95%) of the closing price per share on the Purchase Date on the New York Stock Exchange. The Committee, in its discretion, may establish the price per share of shares purchased under any options to be granted on an Enrollment Date be set at a discount from the lower of:

(a) the closing price per share on the Grant Date for such option on the New York Stock Exchange; or

(b) the closing price per share on the Purchase Date on the New York Stock Exchange;

provided, however, in no event may the Committee establish a price per share that is less than eighty-five percent (85%) of the lower of (a) or (b) above.

If a closing price is not available on the Grant Date or Purchase Date, then the closing price per share referred to in 6.1 and 6.1(a) and (b) above shall refer to the closing price per Share on the first New York Stock Exchange trading day immediately following the Grant Date or preceding the Purchase Date, respectively.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker, if any, designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines, which determination shall be on a uniform and nondiscriminatory manner. For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants without interest thereon, except as otherwise required under local laws.

6.4 Tax Withholding. Prior to the delivery of any shares purchased under the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax and social insurance liability obligations and requirements in connection with the options and shares purchased thereunder, if any, including, without limitation, all federal, state, and local taxes (including the Participant’s employment tax obligation, if any) that are required to be withheld by the Company or the employing Subsidiary, the Participant’s and, to the extent required by the Company (or the employing Subsidiary), the Company’s (or the employing Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such shares.

SECTION 7

WITHDRAWAL

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal form to the Company in such form and manner as the Committee may specify (which may be in electronic form). A withdrawal shall be effective only if it is received by the Company by the deadline specified from time to time by the Committee, in its discretion and on a uniform and nondiscriminatory basis. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her, without interest thereon, except as otherwise required under local laws.

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason), except that the Committee, in its discretion and on a uniform and nondiscriminatory basis, may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her without interest thereon, except as otherwise required under local laws.

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify in its discretion from time to time, designate one or more beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after, and for so long as, the Committee determines on a uniform and nondiscriminatory basis to permit the designation of beneficiaries.

9.2 Changes. A Participant may designate different beneficiaries or may revoke a prior beneficiary designation at any time by delivering a new designation or revocation of a prior designation, as applicable, in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed, whether or not the Participant still is living, but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans (which need not qualify under Section 423(b) of the Code) as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(l) To delegate to any one or more of its members or to any other person including, but not limited to, employees of any Employer, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an Employee shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities, including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim, arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is amended, suspended or terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Except as provided in Section 3.2 and this Section 11 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant unless his or her consent is obtained. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any option theretofore granted to such Participant. No option may be granted during any period of suspension or after termination of the Plan. Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the duration of an option, limit the frequency and/or number of changes in the amount withheld during the duration of an option, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Without regard to whether any Participant’s rights may be considered to have been “adversely affected”, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) Amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an option issued at the time of the amendment;

(b) Increasing or otherwise altering the exercise price for any option including an option issued at the time of the change in exercise price;

(c) Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions;

(d) Shortening the duration of any option so that the option ends on a new Purchase Date, including an option issued at the time of the Committee action; and

(e) Reducing the number of shares that may be purchased upon exercise of outstanding options.

Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including, but not limited to, the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers, as defined in Rule 16a-1 promulgated under the 1934 Act, are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California, excluding California’s conflict of laws provisions.

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.10 Automatic Transfer to Low Price Option Period. To the extent permitted by applicable laws, if the fair market value of the Common Stock on any Enrollment Date is higher than the fair market value of the Common Stock on the first day of any later Purchase Period during the same option period, then all Participants in such option period shall be automatically withdrawn from such option period and automatically re-enrolled in the immediately following new option period.

SECTION 13

EXECUTION

IN WITNESS WHEREOF, Rackspace Hosting, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

RACKSPACE HOSTING, INC.

Dated: , 2008	By
Title:

EXHIBIT A

RACKSPACE HOSTING, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Purchase Date:
Change in Payroll Withholding Rate
Change of Beneficiary(ies)

1.	hereby elects to participate in the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll withholdings from each paycheck in the amount of % of my Compensation on each payday (a whole percentage from one percent (1%) to five percent (5%)) during the Purchase Period in accordance with the Plan.

3.	I understand that said payroll withholdings will be accumulated for the purchase of shares of Common Stock at the applicable price per share determined in accordance with the Plan. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll withholdings will be used to automatically exercise my option and purchase Common Stock under the Plan.

4.	I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5.	Shares of Common Stock purchased for me under the Plan will be issued in my name.

6.

I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares) or one (1) year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) five percent (5%) of the fair market value of the shares on the Enrollment Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	I hereby agree that if any Tax Liability would arise by virtue of the grant, vesting and/or exercise of an option granted to me under the Plan that I will not be delivered shares unless I have either:

8.1 made a payment to Rackspace Hosting, Inc. (the “Company”) of an amount at least equal to the Company’s estimate of the Tax Liability; or

8.2 entered into arrangements acceptable to the Committee to secure that such payment is made (whether by authorizing the sale of some or all of the shares to which the option relates and the payment to the Company of the relevant amount out of the proceeds of sale or otherwise);

and for these purposes “Tax Liability” means any amount of tax and social insurance liability obligations and requirements in connections with options and shares purchased under the Plan, if any, including without limitation, all federal, state, and local taxes (including my employment tax obligation, if any) that are required to be withheld by the Company or the employing Subsidiary, and, to the extent required by the Company (or the employing Subsidiary), any fringe benefit tax liability, if any, associated with the grant, vesting, or sale of shares and any other Company (or employing Subsidiary) taxes the responsibility for which I have agreed to bear with respect to my shares.

9.	I hereby agree, acknowledge and accept that the opportunity given to me to participate in the Plan is entirely at the discretion of the Committee and does not oblige the Company or the employing Subsidiary to offer such participation in the future (whether on the same or different terms). I further agree, acknowledge and accept that my participation in the Plan is outside the terms of my regular contract of employment and is therefore not to be considered part of any normal or expected compensation and I hereby waive any and all rights to compensation, damages or continued participation in the Plan, which may arise as a result of termination of my employment in any circumstances whatsoever. I further agree, acknowledge and accept that my participation in the Plan shall not confer on me a right to continued employment with the Company or any Subsidiary.

10.

I hereby consent to the collection and processing by the Company and any Subsidiary and their agents of personal data relating to me by the Company and any Subsidiary and their agents so that the Company and its subsidiaries can enroll me in the Plan, fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision.

I hereby agree that this data will include data:

10.1 already held in my records such as my name and address, employee number, payroll number, length of service and whether I work full-time or part time;

10.2 collected upon me accepting the rights granted under the Plan (if applicable); and

10.3 subsequently collected by the Company, any Subsidiary or agents in relation to my continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about me and my participation in the Plan (e.g., termination of employment and the reasons for termination of my employment or retirement).

I agree that this consent is in addition to and does not affect any previous consent provided by me to the Company or any Subsidiary (and shall apply until revoked by me).

11.	As provided in Section 12.2 of the Plan, neither payroll withholdings credited to my account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be sold, transferred, anticipated, assigned, hypothecated or otherwise disposed of in any way by me, my beneficiary, my spouse or my estate. Any such attempt to sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest under the Plan will be without effect, except that the Company may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 7.1 of the Plan.

12.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME: (please print)
	First	Middle	Last

Relationship

Percentage Benefit

Address

NAME: (please print)
	First	Middle	Last

Relationship

Percentage of Benefit

Address

Employee’s Social
Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Dated:
Spouse’s Signature (If beneficiary other than spouse)